Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 13, 2012 in this Registration Statement Amendment No. 1 (Form S-1 No. 333-148167), and related Prospectus of Data Storage Corporation dated April 20, 2012.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
April 20, 2012